UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

ORPHEUM PROPERTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-30595	33-0619256
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 2534
New Orleans, Louisiana	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 14, 2012, Orpheum Property, Inc. (“Orpheum” or the “Company”) dismissed M&K CPAS, PLLC (“M&K”) as its independent accountant. This dismissal was not the result of any disagreement with M&K regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of M&K, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The dismissal of M&K was approved by Orpheum’s Board of Directors.

M&K has not provided an audit report to the Company since its engagement as the Company’s independent accountant.

Orpheum has provided M&K with a copy of the updated disclosures set forth in this Form 8-K and requested that M&K provide an updated letter stating whether it agrees or disagrees with the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORPHEUM PROPERTY, INC.

Date: July 3, 2012	/s/ Michael A. Mulshine
Michael A. Mulshine
Corporate Secretary